Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks [*****], and the omitted text has been filed separately with the Securities and Exchange Commission.

                            MASTER SERVICES AGREEMENT
                            -------------------------

         THIS MASTER SERVICES AGREEMENT (the "Agreement") is made and effective as of May _4_, 2001 (the "Effective Date"), by and between The Players Network ("Network"), a Nevada corporation, located at 4620 Polaris Avenue, Las Vegas, Nevada 89103, and Station Casinos, Inc. ("Customer"), a Nevada corporation, with corporate offices located at 2411 W. Sahara Boulevard, Las Vegas, Nevada 89102.

                                    RECITALS
                                    --------

         WHEREAS, Network owns and produces in-house gaming television programming and can develop an online streaming media marketing strategy for Customer;

         WHEREAS, Customer and Network desire to have Customer distribute Network's program content (including a customized in-house gaming channel) (i) on a designated marketing channel on a privately operated cable television distribution system (the "Digital Playback System") within each of the hotels listed in Exhibit D attached hereto that are owned and/or operated by Customer or its wholly-owned subsidiaries (the "Designated Locations") and (ii) through various vertical marketing vehicles, including, without limitation, Internet webcasts, and other private and public interactive mediums, all pursuant to the terms and conditions of this Agreement;

         WHEREAS, Network and certain wholly-owned subsidiaries of Customer are party to that certain (i) Affiliate Services Agreement, dated as of January 1, 1999, by and between Network and Boulder Station, Inc., a Nevada corporation, and (ii) Affiliate Services Agreement, dated as of October 15, 1998, by and between Sunset Station, Inc., a Nevada corporation (the agreements described in items (i) and (ii) collectively, the "Existing Agreements"); and

         WHEREAS, the Existing Agreements are being terminated concurrently with the execution and delivery of this Agreement and certain credits are being transferred to this Agreement as described herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Network and Customer agree as follows:

                                    AGREEMENT
                                    ---------

1.       TERM & TERMINATION

         a.       TERM.

                  Unless otherwise terminated as provided herein, the initial term of this Agreement (the "Initial Term") shall commence on the Effective Date, and shall continue for twenty-four (24) consecutive months thereafter. Network and Customer shall meet in good faith at least ninety (90) days prior to the expiration of the Initial Term to discuss the terms and conditions for renewal of this Agreement. Notwithstanding the foregoing, after expiration of the Initial Term, this Agreement shall automatically renew for successive one month periods (collectively, the "Renewal Term," and together with the Initial Term, the "Term") unless either party elects to allow the Agreement to expire by delivering a written notice of such election no fewer than thirty (30) days prior to the date the Term is scheduled to expire. At the beginning of the Renewal Term, the fees chargeable by Network hereunder shall be automatically increased by *****.

         b.       EARLY TERMINATION.

                  This Agreement may be terminated upon delivery of written notice of termination effective immediately:

                  1) By either party, if the other party has failed to make a payment required hereunder within fifteen (15) days after the other party's receipt of written notice of its failure to pay;

                  2) By either party, if the other party breaches a material provision of this Agreement which breach has not been cured within thirty (30) days after the other party's written notice of its breach; or

                  3) By Customer, if Customer reasonably determines that continued association with Network may jeopardize any gaming license held or pursued by Customer or any of its subsidiaries or affiliates.

                  A termination pursuant to this Section 1(b) shall not impair either party's other rights and remedies under law or equity.

2.       PROGRAMMING PACKAGES.

         a.       GENERAL DESCRIPTION; CONTENT; COMMERCIAL ADVERTISING.

                  1) Network shall provide Customer with digital content management services and the technical equipment described in this Section 2 that is necessary to broadcast a separate Programming Package at each of the Designated Locations in accordance with the terms and conditions of this Section 2, Exhibit A and the Roll-out Schedule contained in Exhibit D. For purposes of this Agreement, (A) "Programming Package" means a schedule of Network Programs specifically designed for a Designated Location and monthly calendars of events described in Section 2(a)(4) below to be broadcast at such times and frequencies as proposed by Network and reasonably agreed to by Customer on Customer's Digital Playback System in the guest rooms at such Designated Location and (B) "Network Programs" means the entire library of completed television shows, feature segments and promotional videos developed and owned by Network, including, without limitation, Video Segments,

                           Feature Segments and any other new programming developed and owned by Network during the Term but excluding customized programming developed by Network for Network's other customers (whether or not Network holds ownership or license rights to such programming).

                  2) Network shall provide Customer an updated list of Network Programs on a quarterly basis or more frequently as may be reasonably requested by Customer. Network shall inform Customer of new programming under development by Network (except for customized programming developed by Network for Network's other customers) subject to Network's confidentiality standards and procedures.

                  3) Network shall use good faith efforts to consult with Customer regarding Customer's programming requests and to accommodate Customer's reasonable requests within Customer's and Network's standard programming format, such as by making minor alterations to graphics, charts, rules and voiceovers or minor edits to exclude specific programming content that Customer reasonably believes to be objectionable in light of its business and operations; provided that (A) nothing contained herein shall be construed to require Network to reformat or provide substantial alterations or edits to any Network Program and (B) if the parties cannot agree on appropriate alterations or edits to a Network Program, Network shall, upon Customer's request, remove such Network Program from the Programming Package.

                  4) Network shall produce once per calendar month for broadcast as part of each Programming Package (A) a master calendar of events that cross-promotes all of the Customer's properties and (B) no more than three secondary calendars containing minor revisions to highlight events occurring at a subset of Designated Locations defined by Customer. The format and contents for such calendars are described in further detail in Exhibit A. Customer shall develop and submit the contents for such calendars and instructions for cross-promotions in writing to Network no less than three business days prior to Customer's desired date for broadcast thereof and will use good faith efforts to accommodate such other changes as Customer may request. As soon as reasonably practicable after the Effective Date, Network will prepare an online method for Customer to submit the content for such calendars to Network.

         b.       COMMERCIAL ADVERTISING; REVENUE SHARING.

                  As a mechanism to minimize Customer's costs of operating the Dedicated Channel(s), Network will explore the ability to sell commercial advertising (not to exceed ten minutes per hour) within the Programming Package that complies with the following requirements:

                  1) If any commercials are incorporated, Network shall also include commercials for both Customer's and Network's respective websites. Network also will allow Customer to use commercial time to cross-promote vendors so long as Customer is not remunerated in any fashion therefor.

                  2) Network shall also reserve the right to delegate up to two minutes per hour of commercial advertising airtime to use as barter with other media companies that provide cross-promotion to Network and Customer; provided, however, that any such advertising to be shown as part of Customer's Programming Package shall be subject to the prior written approval of Customer, which approval shall not be unreasonably withheld. Media companies may include gaming publications that promote in-room, network and web events.

                  3) Network may broadcast commercials for national or local sponsors (including from vendors and/or tenants operating in any of Customer's properties) provided, however, that any such commercials to be shown as part of Customer's Programming Package shall be subject to the prior written approval of Customer which shall not be unreasonably withheld.

                  4) Network agrees that all commercials shall be in objectively good taste and shall not contain any content that is offensive (in light of Customer's industry), obscene or violent or reflect poorly on the city of Las Vegas or the gaming industry as a whole.

                  5) Network and Customer shall share equally in the "Adjusted Gross Advertising Revenues," which are the gross revenues after deducting the actual cost of sales and agency commissions, administration and scheduling of commercials; provided that Network shall be reimbursed for its actual costs associated with commercials it schedules (up to ***** of its gross receipts therefor) and Customer shall be reimbursed for its actual costs associated with commercials it schedules (up to ***** of its gross receipts therefor). Payments under this section shall be made on a monthly basis preceding each month of advertising, and shall be accompanied by a reasonably detailed sales activity report showing the gross advertising revenues and the costs being deducted for such month.

         c.       EQUIPMENT AND TECHNICAL INSTALLATION & MAINTENANCE SERVICES

                  1) Network shall install, in accordance with the Roll-out Schedule contained in Exhibit D, digital playback equipment compatible with Customer's Digital

                           Playback System in order to provide an advanced marketing vehicle consisting of customized Customer programming and/or any future services to be provided to Customer by the Network. All equipment provided by Network shall be owned (or leased) and operated by Network and shall not be considered property of Customer.

                  2) Network shall maintain and service its equipment at no additional expense to Customer. Network shall install a paging system that notifies Network of any equipment failure resulting in channel downtime reasonably promptly after its occurrence. Network shall use commercially reasonable efforts to repair or replace any non-operational equipment such that broadcasts resume within 24 hours of the commencement of the downtime. The Programming Package Fee for such Designated Location shall be prorated (on an day-by-day basis) for consecutive hours of downtime above the initial 24-hour grace period.

                  3) Customer shall provide an area for the equipment to be located, one dedicated telephone line and one dedicated land line connection. Such equipment and lines shall be located in an area that is not accessible to guests but allows for reasonable access by Network to perform its duties hereunder.

                  4) Customer shall provide Network and its appointed representatives with necessary access to areas wherein the equipment shall be located and Network shall have the right and authority to enter the premises of Customer at any time with appropriate verbal notice and subject to Customer's reasonable security clearance procedures to install, update or repair programming and maintain the equipment.

                  5) Customer shall designate, or cause its in-house cable and Internet system providers to designate, a channel (the "Dedicated Channel") (which shall be the lowest channel position available) on the Digital Playback System in each Designated Location for continuous, 24-hour broadcast of the Programming Package. Customer may request that the Programming Package be provided on additional Dedicated Channels (which need not be in the lowest channel position available) at some or all of the Designated Locations by delivering a written request to Network accompanied by payment of a one-time equipment upgrade fee in the amount of ***** per Designated Location for each additional Dedicated Channel. Network shall maintain equipment and scheduling of programming related to additional Dedicated Channels at its cost and expense.

                  6) If at any time Customer has any interactive or on-demand program suppliers ("Other Program Suppliers") and Customer desires for the Programming Package at any of the Designated Locations to be interactive and/or on-demand, Customer shall be solely responsible for paying any and all fees or costs charged by such Other Program Suppliers associated with making arrangements for such interactive or on-demand programming. Subject to the remainder of this Section 2(c)(6) and Section 2(c)(7), Network shall cooperate with Customer and Other System Providers in good faith (but at no additional cost to Network) to make such minor technical adjustments and adaptations to the Programming Package and the equipment as are necessary to comply with Other System Providers' reasonable technical platform and broadcast standards. Network shall be provided with written reports on not less than a monthly basis detailing the interactive usage of the Customized Programming during the Term and furthermore shall have the right to audit such reports on not less than an annual basis (which audit rights shall survive the expiration or termination of this Agreement). Network shall receive on-screen credit and co-branding of such programming that reasonably describes Network's role in providing the services hereunder.

                  7) In the event Other Programming Suppliers offer Internet access on the same platform where Network's programming is being broadcast, customer will request that Other Programming Supplier provide Network with a link to its own website, www.PlayersNetwork.com, within reasonable guidelines of the system's capability. Such link shall be located in a prominent area on the interactive pages where Network's programming is being offered.

                  8) Prior to supplying its programming hereunder, Network shall be entitled to receive written agreement(s) reasonably satisfactory in form and substance to Network assuring that Other Program Suppliers will have no right or interest in Network's programming, or any ability to manipulate or otherwise use, Network's content except to broadcast such content into guest rooms on the Dedicated Channel(s).

                  9) Customer shall purchase and maintain in effect property insurance in such form and amounts necessary to provide replacement cost coverage for the equipment. The amount of such property insurance shall not be less than $50,000 per Designated Location.

         d.       LICENSES AND BROADCAST RIGHTS.

                  1) Network hereby grants Customer a personal, non-transferable, non-exclusive, royalty-free license during the Term to broadcast the Programming Package at the Designated Location designated therefor and over the Customer Websites. Customer acknowledges and agrees that, except for the license granted pursuant to the foregoing sentence, it owns no right, title or interest in or to the Programming Package or its contents other than the Customized Video Segments and provided in Section 3.

                  2) Customer acknowledges that Network may broadcast the Programming Package and any portion thereof over Network's website, www.PlayersNetwork.com, and all of Network's existing and future national and international broadband, cable and wireless distribution channels.

3.       CUSTOMIZED VIDEO PRODUCTION.

         a.       GENERAL DESCRIPTION.

                  1) Network shall develop and produce for Customer an aggregate of one hundred forty (140) minutes of final, customized, talent-driven segments in an "Electric News Gathering" or "ENG"-style (collectively, "Customized Video Segments") in accordance with the this Section 2(a) and Exhibit B attached hereto. The one hundred forty (140) minutes may be applied towards the Designated Locations in any manner determined by Customer, *****. Customer shall own the Customized Video Segments and raw footage and B-roll used to develop the Customized Video Segments, subject to the licenses granted to Network hereunder.

                  2) Prior to production of the Customized Video Segments, Network and Customer shall designate appropriate members of their staff to hold a series of creative meetings to establish the subject matter and creative approach for the segments and the specific number of segments to be shot on and at each location.

                  3) Network agrees that the Customized Video Segments shall be in objectively good taste and shall not contain any content that is offensive (in light of Customer's industry), obscene or violent. Customer reserves the right to request changes to a Customized Video Segment to ensure the accuracy of the information contained therein so long as such changes do not require more than two (2) hours of editing. Customer shall pay additional charges in accordance with Exhibit C after the second hour of editing. Network shall use good faith efforts to inform Customer of the expected changes, if any, associated with changes requested by Customer.

                  4) Any Customer production request that requires scripting a specific story to be shot on-premise and edited into a specific Customer program feature (a "Feature Segment") shall be submitted to Network in writing no less than seven (7) business days prior to the date and time that filming is requested to commence. Customer reserves the right to approve script and/or story angle for Feature Segments to ensure the accuracy of the information prior to shooting. When production on a Feature Segment has been completed, Network shall pay the costs associated with any minor changes requested by Customer that require up to two (2) hours of editing. If Customer requires changes to a Feature Segment that requires editing time in excess of two (2) hours, Customer shall pay additional charges in accordance with Exhibit C. Network shall use good faith efforts to inform Customer of the expected charges, if any, associated with the changes requested by Customer.

                  5) Customer shall appoint one or two personnel to act as liaisons with Network's production team during the production of the Customized Video Segments and to assist Network with the coordination of customized production among the Designated Locations.

                  6) Customer shall provide (or cause to be provided to) Network at Customer's sole expense all publicity and production clearances necessary or reasonably requested by Network for filming on Customer's premises. Customer shall be solely responsible for obtaining any and all consents and approvals (including as relate to privacy, image, personality, recording or broadcast rights) from talent hired by Customer and employees and guests of Customer necessary or reasonably requested by Network in connection with the filming, production or broadcast of the Customized Video Segments.

                  7) Customer shall notify and coordinate with security for Network production crews when and where deemed appropriate by Network while filming on Customer's premises.

                  8) For production occurring at any location owned or controlled by the Customer or any of its related companies, Network shall provide insurance of the type and with limits that are reasonably appropriate to the scope of the production. Customer shall be named as an additional insured thereon.

b.       PRODUCTION PERSONNEL.

                  1) Network's standard on-site crew shall consist of up to four crew members (a Network producer and an on-camera reporter, when and if deemed appropriate by Network for the specific segment). Network shall use good faith efforts to identify at the time of the production request if additional on-site crew members or special production equipment and post-production processes will be necessary for more sophisticated filming and productions, the assignment of which shall be subject to Customer's consent. Customer also may request additional on-site crew in its discretion. Customer shall bear all costs and expenses associated with additional on-site crew in accordance with Exhibit C.

                  2) Customer shall provide rooms, food and beverages for Network's on-site production crews while filming at Customer's properties for production work and the cost shall be allocated according to Section 6(h).

                  3) If Customer is a party to any collective bargaining agreements that require the utilization of union personnel in connection with on-site filming or production, Customer shall be responsible for supplying such personnel and incurring the incremental cost related to their compensation.

         c.       ADDITIONAL SERVICES.

                  1) Where production services are being performed on already completed Customized Video Segments (such as edits to graphics, music, writing and/or voiceover services), Customer shall only be charged for re-purposing and updating of such segments in accordance with Exhibit C.

                  2) Upon Customer's written request, Network shall provide Customized Production in excess of one hundred forty (140) minutes in thirty-minute increments; provided that Customer pays Network (A) in advance the Supplemental Video Production Fee and
                           (B) upon receipt of an invoice therefor, all other costs and expenses associated therewith in accordance with Exhibit C.

                  3) Customer may request on short notice that Network produce, and Network shall use its good faith efforts (which is expressly subject to the availability of Network's local on-site ENG crew) to produce, a segment involving a special story where the standard advance notice and planning may not be possible, such as jackpot winners, special appearances or spontaneous events. Customer shall pay all costs and expenses associated with accommodating such special production in accordance with Exhibit C.

         d.       LICENSES; OTHER.

                  1) All techniques, processes, know-how, show-how, patents and other proprietary information developed by Network during its performance of any of the services under this Agreement, including, without limitation, the development and production of the Customized Video Segments, shall be and at all times remain the sole and exclusive property of Network, and Customer shall hold no right, title or interest with respect thereto.

                  2) Network shall digitally encode all of the Customized Video Segments to enable streaming the content over the Customer Websites. Customer hereby grants to Network a worldwide, perpetual, non-exclusive, royalty-free license during and after expiration of the Term to rebroadcast the Customized Video Segments over Network's website, www.PlayersNetwork.com ("Network's Website"), and all of Network's existing and future co-branded broadband and cable distribution channels and to use and show the Customized Video Segments to third parties as samples of Network's work.

                  3) Network shall create and maintain a separate video library for each Designated Location, which library shall include all Customized Video Segments, "B-roll," news stories, promotions, Feature Segments and graphics created for Customer. Network hereby grants to Customer a personal, non-transferable, non-exclusive, royalty-free license to use for promotional purposes only at such Designated Location (but not to duplicate) during the Term the contents of the library and Network's digital linear tape drives; provided that Customer shall reimburse Network's actual duplication costs associated with creating the library (described in Exhibit C, Duplication Cost). Upon expiration or termination of this Agreement, Customer shall return all contents of the library to Network other than the Customized Video Segments and, if requested by Network, shall deliver a certificate to that effect.

                  4) Customer shall obtain Network's written consent (to be granted in Network's sole discretion) prior to using the library or any of its contents in any manner outside of the express license granted in
                           Section 3(d)(3) above (such as by permitting any third party to review, access or use the library or any of its contents). Network shall be entitled to receive a portion of any fees or revenues received directly or indirectly by Customer associated with any use of the contents of the library outside of the express license granted in Section 3(d)(3) above, and the parties agree to negotiate in good faith regarding the allocation of any such fees or revenues. When and if programming is used outside of the express license granted in Section 3(d)(3) above, Network shall receive a credit that reasonably describes such contents and that reads in conspicuous lettering "COURTESY OF PLAYERS NETWORK" (or words of similar effect) at an appropriate place in the programming or promotional materials.

                  5) From time to time, Network may request to produce programming and event coverage on Customer's property. Any such production is to be included in the general Network programming library and Customer will not be charged for the same, nor will such time be included in Customer allotted hours of monthly field production.

4.       INTERNET AND BROADBAND DISTRIBUTION AND MARKETING SERVICES

         a.       GENERAL DESCRIPTION.

                  1) Commencing as promptly as practicable after the Effective Date, Network shall provide the Internet and Broadband Distribution and Marketing Services described in Exhibit E attached hereto including, without limitation, (i) providing links from Network's Website to Customer's Boarding Pass sign-up page on the Customer Websites so as to provide users of Network's Website best access to the Customer Websites (the "Network-Customer Links") as are available given Network's other commitments, (ii) posting on Network's Website of marketing and promotional information regarding the Designated Locations and (iii) digitally encoding and enabling streaming broadcasts of the Programming Package and the Customized Production Segments on not more than three websites, www.StationCasinos.com, www.MyBoardingPass.com and [Customer's sports betting site] (collectively, the "Customer Websites") and on Network's Website and broadband system as in existence, as well as future systems, as of the Effective Date.

                  2) Upon the request of Customer, Network may provide one or more Network-Customer Links to Customer's hotel reservations order webpage, and Customer shall pay Network a ***** commission for all paid reservations booked through such Network-Customer Links. The amounts in respect of such commissions shall be paid on a monthly basis and shall be accompanied by a detailed report of Customer's on-line orders for such month. Upon reasonable notice to Customer, Network shall have the right to audit no more frequently than once per year Customer's records for purposes of confirming compliance with this Section.

                  3) Network-Customer Links may be modified and/or expanded from time to time throughout the Term pursuant to mutual agreement of the parties, except that Network may modify the placement of the Network-Customer Links on Network's Website in a manner that best compliments the specific content as determined in Network's sole discretion. To the extent access to the Customer Websites from Network's Site is requested or granted by Customer, and such access is deemed to be a reproduction, transmission or distribution, Customer hereby grants to Network a perpetual, worldwide, non-exclusive, royalty-free license to use, reproduce, transmit, distribute and publicly display each of the Customer Websites so as to make them available to users of Network's Website via the Internet.

                  4) Network will host, maintain and provide digital management and administrative services for Customer's customized content and Network's own video library content to be streamed on Customer's Websites. All of the hosting, maintenance and administration services are included in the standard fees charged under this Agreement, except for transfer of content costs, which shall be additional and charged to Customer pursuant to Exhibit C. Network shall provide a report of usage on a monthly basis and more frequently if reasonably requested by Customer.

                  5) The phrase "transfer of content" refers to megabytes of content transferred from Network's hosting partner to Customer's websites. Each time an online user accesses a video, there will be a transfer charge which will vary depending on the size of the file and modem speed on which a "user" accesses the file. Network will supply Customer with a monthly transfer report itemizing such transfers.

         b.       OTHER SPONSORING OFFERS.

                  During the Term, Network shall provide Customer with written notice of any future offers by Network of the right to sponsor or the receipt by Network of any bona fide third party offer to sponsor programming on Network's Website or broadband system, which notice shall state the material terms and conditions (including price) of such offer. Customer shall have a right of first refusal with respect to sponsoring such programming on the terms described in such notice, which right shall be exercised by providing written notice to Network no later than ten (10) days after receipt of the notice from Network pursuant to the previous sentence.

         c.       LIVE AND ARCHIVED WEBCASTS.

                  1) Customer may request, and Network shall provide, up to two (2) webcasts over the Internet and Network's existing broadband sites of events as designated by Customer. Customer shall submit its request in writing that details the length, type of event, date of event and webcast and all other pertinent details necessary for Network to evaluate technical aspects of such webcast and to prepare a budget therefor.

                  2) Within fourteen (14) days of receipt of Customer's written request pursuant to Section 4(c)(1), Network shall prepare an estimated budget for such webcast, which shall be approved by Customer. Customer shall be obligated to pay all costs associated with such webcast (including any and all bandwidth, production and distribution fees) plus an administrative fee of ***** to Network.

                  3) In the event there is a third party primary sponsor ("Third Party Sponsor"), Customer agrees to share equally with Network all sponsorship revenues it receives for such webcast less the actual and reasonable costs it incurs in connection with planning and production of such event. Network may obtain secondary sponsorship of such webcast, and the revenues it receives shall belong solely to Network (but Network may share such revenues with its co-branded distribution companies).

5.       PROMOTION AND USE OF NAMES

         a. Consistent with the Roll-out Schedule on Exhibit D, Customer may request that Network provide an initial stock of on-premise marketing and promotional materials such as tent cards, elevator and marquee posters to promote the Programming Package and any other programming being provided by Network in accordance with this Agreement. Initial stock shall not exceed six thousand (6,000) in-room pieces and a total of seventy
                  (70) posters. After initial promotional materials are used, Customer may request that Network provide additional marketing and promotional materials at Customer's expense. Customer shall have the right to approve the design and artwork of all marketing and promotional materials prior to printing.

         b. Customer may prepare and distribute its own marketing and promotional materials describing and promoting the programming being provided by Network hereunder. Customer has no obligation to promote the broadcast or any of the services that result from this Agreement or to use or distribute any of the promotional or marketing materials provided by Customer pursuant to this Agreement.

         c. Customer hereby grants to Network the right to reproduce, alter and display all logos, trademarks, tradenames and similar identifying material relating to Customer solely in connection with Network's performance of its obligations hereunder; provided, however, that such right shall be deemed a non-exclusive license or privilege only which confers no property rights therein, and such license or privilege may be revoked by Customer at any time, in which event Network shall immediately cease use of all such material. Unless Network has received Customer's prior written consent of (which consent shall not be unreasonably withheld, delayed or conditioned), Network shall not identify Customer or any of Customer's properties by name, image, logo or likeness in any cross-promotional materials or press releases of Network.

6.       STANDARD FEES

         a.       INITIAL CUSTOMER ROLL-OUT FEE

                  On the Effective Date Customer shall pay to Network an initial equipment installation and programming roll-out fee of ***** for the roll-outs scheduled to occur in May and June 2001 as set forth on Exhibit D. Customer shall pay to Network a fee of ***** for each additional Designated Location requiring roll-out no later than thirty (30) days prior to the commencement of any additional roll-out of a Designated Location.

         b.       MONTHLY PROGRAMMING PACKAGE FEE

                  1) Upon completion of the roll-out for each Designated Location, Customer shall pay to Network an amount equal to the sum of the first prorated month and second month of the Programming Package Fee listed in Exhibit C for such Designated Location. Thereafter Customer shall pay to Network on the first day of each month, the monthly Programming Package Fee listed in Exhibit C for each Designated Location then receiving the Programming Package.

                  2) On the first day of each month in which the Programming Package is being delivered, Customer shall pay Network a monthly fee for producing the calendar of events referred to in Section 2(a)(4) will be *****. Customized calendar of events will not begin until June, 2001, therefore Customer shall not be billed for such calendar of events until June 1, 2001.

                  3) Initial payments for monthly Programming Package may be prorated depending on the exact day of activation in accordance with the rollout for each designated location.

         c.       CUSTOMIZED VIDEO SEGMENT FEES.

                  As consideration for production of the Customized Video Segments, Customer shall pay Network (A) a one-time creative collaboration fee of ***** and (B) a fee of ***** for the production of the Customized Video Segments, which fee shall be paid in advance as follows: (i) ***** on the Effective Date, (ii) ***** upon commencement of pre-production for the 47th minute of Customized Video Segments, and (iii) ***** upon the commencement of pre-production for the 93rd minute of Customized Video Segments.

         d.       INTERNET AND BROADBAND MARKETING AND DISTRIBUTION SERVICES
                  FEES.

                  Customer shall pay Network the fees listed in Exhibit E associated with performance of the Internet and Broadband Marketing and Distribution Services.

         e.       OFFSETS.

                  Customer shall not be entitled to set-off or deduct amounts payable by or disputed by it.

         f.       LATE PAYMENTS

                  Interest at the lesser of ***** per month (or partial month) and the maximum amount permitted by law shall accrue on any amounts not paid within ten (10) days of the due date.

         g.       ROOM, FOOD AND BEVERAGE CREDITS

                  Customer shall establish an aggregate monthly Room, Food and Beverage credit of ***** per month to be used primarily for Network's standard on-site and production crews which Network can access any of Customer's locations. This credit shall accrue over the Term and may be used at any time within twelve
                  (12) months after the expiration or termination of this Agreement. Customer shall pay for rooms, food and beverages for any additional on-site personnel at the same rates as applicable to Network's standard on-site production crews. Network will comply with Customer's standard corporate procedures to access such credit. All charges to Network shall be calculated at the "casino rate" at the Dedicated Location. The outstanding room, food and beverage credit under the Existing Agreements as of the Effective Date shall be applied to the credit balance under this Agreement.

7.       REPRESENTATIONS, WARRANTIES, COVENANTS & INDEMNIFICATION

         a. As of the Effective Date, Network and Customer each represent and warrant to the other that: (i) it has been duly formed and is validly existing in good standing under its state of organization and any other states where it is required to be qualified to do business in order to perform its obligations under this Agreement; (ii) it has the requisite right, legal capacity and authority to enter into the Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (iii) this Agreement has been effectively authorized by all necessary organizational and legal action required by it; (iv) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting rights of contracting parties and (v) it is not party to any contract or bound by any order that will interfere with the full and complete performance of its obligations under this Agreement.

         b. Upon Customer's delivery to Network of any commercial announcement or other programming material, Customer represents and warrants to Network that such announcement or material does not contain any material that violates any trademark, service mark, right of privacy, copyright or dramatic, literary privacy, image or personality right of any third party.

         c. Except as expressly provided herein, neither party shall have any right, title or interest in or to names, logos, service marks, patents, trademarks, copyrights or other intellectual property of the other party.

         d. Customer acknowledges that the services being provided hereunder by Network are subjective in nature and that Customer will have to pay additional fees and costs relating to alterations because of qualitative differences it may have with Network regarding their services being provided hereunder (particularly the Customized Video Production). Customer further acknowledges that nothing contained herein shall be construed as granting one Customer the right to cause Network to remove, alter, edit or modify in any manner any aspect of the Network Programs, Network's Website or Network's broadband system or programming.

         e. Customer acknowledges that certain additional services and benefits associated with the Programming Package and the Internet and Broadband Distribution and Marketing Services described herein have not yet been fully developed by Network, such as additional television syndication exposure. While it is the intent of the Network to further develop such benefits, Customer acknowledges and agrees that this Agreement shall not constitute a guarantee of when such efforts will come to fruition.

         f. Each party (in such capacity, the "Indemnitor") shall defend, indemnify and forever hold harmless the other party and its affiliates, shareholders, officers, directors, employees, agents and partners from and against any and all claims, losses, damages, costs or expenses (including reasonable attorneys' fees) (collectively, "Claims") relating to (i) any breach of any representation, warranty or covenant under the Agreement by the Indemnitor, (ii) any damage to person or property or any claim for damages by any personnel or subcontractor, or (iii) the provision, use, alternation, broadcast or distribution of content provided by the other party (whether of an editorial, advertising or other nature), the accessibility thereto or the exchange of information over the Internet or television (including broadband) in connection therewith, including copyright infringement, libel, indecency, false light, misrepresentation, invasion of privacy or image or personality rights or violation of recording or broadcast rights. These indemnifications do not apply to Claims to the extent arising from the negligence or willful misconduct of the person seeking indemnification hereunder. The indemnifications provided hereunder shall survive the expiration or termination of this Agreement for any reason. The Indemnitor shall pay any reasonable costs incurred in enforcing the indemnifications provided herein.

         g. EXCEPT AS SPECIFIED IN SECTION 7(A) AND 7(B), NETWORK EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE SERVICES PROVIDED HEREUNDER.

8.       FORCE MAJEURE

         Neither party shall be liable to the other for failure of performance (but not failure to pay) hereunder by reason of any act of God, earthquake, labor dispute, civil disturbance or insurrection, non-delivery by program suppliers or others, disruption or breakdown of origination or transmission facilities, or any other cause beyond such party's reasonable control; provided, however, that adverse economic or market conditions shall not by themselves constitute grounds for excuse of performance hereunder.

9.       CONFIDENTIALITY

         During the Term and for a period of one (1) year thereafter, the terms and conditions of the Agreement shall be kept confidential by the parties and shall not be disclosed by either party to any third party except on a need-to-know basis to persons or entities actively and legitimately investigating the acquisition or assumption of all or a portion of such party's business or in connection with a merger, consolidation or reorganization with such party. Customer agrees to keep confidential and not to use or disclose any confidential or proprietary information relating to the business practices, strategies, technologies or techniques of Network and agrees that such information is the sole and exclusive property of Network. Notwithstanding any of the foregoing in this Section 9, information required to be kept confidential hereunder may be disclosed by a party only (i) to the extent that such disclosure is required by any court order or governmental agency, or as may reasonably be necessary in connection with any regulatory proceedings, (ii) to such party's accountants, auditors, agents and counsel to the extent such disclosure is necessary to enable such persons or entities to provide their services to the party in question, and (iii) to executive personnel of affiliated companies on a need-to-know basis. Each party acknowledges that the remedy at law for any breach by it of this Section 9 will be inadequate and that the other party shall also be entitled to injunctive relief. This Section 9 shall survive the expiration or termination of this Agreement.

10.      MISCELLANEOUS PROVISIONS

         a. Network shall not be restricted from licensing its programming (excluding the Customized Video Segments), or any portion thereof, to any other entity of any nature whatsoever.

         b. Except as expressly provided herein, any notice, demand, approval, consent or other communication required or permitted hereunder or by law shall be validly given or made only if in writing, properly sent by first-class United States mail, courier or telecopy, and addressed to the party for whom intended at the address set forth in the Preamble to this Agreement or such other address provided in writing by a party.

         c. Network's liability hereunder for any event, act or omission, whether in contract, tort, equity, or otherwise, shall be limited to the aggregate fees payable to Network during the Term.

         d. Other than for (i) Claims arising out of breaches of Section 7(b) and Section 9, (ii) Claims described in Section 7(f)(iv) and (iii) Claims determined by a final adjudication to have been caused or contributed by a party's gross negligence or willful misconduct, in no event will the measure of damages payable by either party include, nor will either party be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, exemplary, punitive or special damages of any party, including third parties, even if such party has been advised of the possibility of such damages in advance, and all such damages are expressly disclaimed.

         e. Any waiver by either party of any breach of any term or condition of the Agreement shall not be deemed to be a waiver of any rights or remedies resulting from that breach, nor shall such waiver constitute a waiver of any other term or condition of the Agreement.

         f. The Agreement cannot be modified except by written instrument signed by each of the parties and shall in all respects be governed and constructed by the laws of the State of Nevada applicable to contracts made and to be entirely performed in Nevada.

         g. Nothing contained herein shall be deemed to create a joint venture or partnership between the parties.

         h. The invalidity under applicable law of any provision of the Agreement shall not affect the validity of any other provision of the Agreement, and in the event that any provision is deemed to be invalid or otherwise illegal or unenforceable, the Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid, illegal or unenforceable provision were not contained therein.

         i. Each party agrees to execute such other documents and instruments and to perform such other acts as may be reasonably necessary to carry out the purposes and intent of this Agreement (including, without limitation, executing and/or causing the execution and delivery of, documents terminating the Existing Agreements).

         j. Any attempted assignment or delegation of this Agreement or any interest hereunder by a party without the other party's prior written consent shall be null and void; provided, however, that Customer shall have the right, without the consent of Network, to assign its rights and obligations hereunder to any successor entity in connection with a merger, reorganization or other corporate restructuring of Customer.

         k. Both parties agree to issue a joint press release upon execution of this Agreement. Except as otherwise required by law or regulation, neither party shall issue any subsequent press release or public announcement relating to this Agreement or the transactions contemplated hereby without receiving the prior written consent of the other party.

         l. Unless the context of this Agreement otherwise requires, (i) words using singular or plural number also include the plural or singular number, respectively, (ii) the terms "hereof," herein," "hereby," and derivative or similar words refer to the entire Agreement, including exhibits (which are incorporated herein by reference), (iii) the masculine gender shall include the feminine and neuter, (iv) references to persons shall include natural persons, corporations, partnerships, limited liability companies, unincorporated associations and similar entities and bodies, (v) any reference to a law, an agreement or a document shall refer to any amendment, supplement or replacement of the same, and (vi) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

         m. Each party may engage in business activities or ventures independently or with others irrespective of whether such activities or ventures do or will compete with (or are with a third party who does or competes with) the business of the other party or its affiliates.

IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be executed by their authorized representatives as of the date first written above.

PLAYERS NETWORK, INC.                      STATION CASINOS, INC.

By:  /s/ Mark Bradley                      By:  /s/ Glenn Christenson
     ----------------------------------         --------------------------------
Print Name:  Mark Bradley                  Print Name:  Glenn Christenson
             --------------------------                 ------------------------
Its:  President                            Its:  ENP / CFO / CSO
      ---------------------------------          -------------------------------


Exhibits
--------

A -      Description of Programming Package

B -      Description of Customized Video Production

C -      Fees Schedule

D -      Designated Locations and Roll-Out Schedule

E -      Internet and Broadband Distribution and Marketing Services

                                    EXHIBIT A

                       Description of Programming Package
                       ----------------------------------

The Programming Package shall be composed of a digital content management system, customized programming, an in-house gaming channel program, scheduled production updates, digital content management of streaming media remote field productions and access to Network's programming library. The Package also includes digital playback equipment, consisting of specialized hardware and software. Customer shall be provided with Customer specific programming, maintenance, marketing and promotional support.

Package includes:
|X| Access to Network's complete line of gaming instructional videos and production library including, without limitation, all Network brands covering table games, slots, sports, race book, and tournaments.
|X| Digital broadcast file server with the ability to broadcast over four Dedicated Channels
|X|      24/7 system monitoring
|X| Maintenance and service of equipment installed by Network pursuant to this Agreement
|X|      System programming and installation
|X|      Ongoing scheduling and program rotation
|X|      Access to Network's viewership and market impact/studies.
|X| Entertainment calendar of events that will be updated monthly to promote Customer's casinos. Event calendar will be approximately 90 seconds, depending on total number of events each month, or roughly 18 minutes annually. Calendar will be composed of background graphics, possibly moving or including animation, text information that will either scroll or fade in and out, writing copy, a voice over (if needed) and pictures or videos of the artist or event to be integrated. Pictures, video and show/event information be provided by Customer and will need additional lead time.

                                    EXHIBIT B

                   Description of Customized Video Production
                   ------------------------------------------

1. Customized Video Productions may be composed of updates with on-camera reporters and event listings regarding various categories of information about Customer's gaming business such as:

         o   PLAYERS WORLD/GAMING SPECIAL REPORTS
         o   TOURNAMENTS TODAY/REPORT & CALENDAR OF EVENTS
         o   NEON BUZZ/ENTERTAINMENT REPORT AND EVENT CALENDAR
         o   GAMEWATCH SLOT MACHINE INSTRUCTIONAL SEGMENTS
         o   SLOT AND CASINO CLUB INFORMATION
         o   SPECIAL CASINO PROMOTIONS

2. Network shall prepare an updated video library consisting of B-rolling the Designated Locations. The video content will feed the visuals used in both the entertainment segments and for the re-purposing of all of Customer's video needs. Re-purposing may include both online and offline marketing solutions, including CD Rom, VHS video tapes, Internet, Kiosk and Plasma Displays.

3. The Customized Video Segments shall be composed of a series of high-energy entertainment style talent-driven production segments that are customized from script to screen. These segments would be in "Entertainment Tonight" style, going behind the scenes of Customer attractions, into the kitchens finding out the secret recipes of the chefs, and throughout the casino discovering the advantages of the Boarding Pass membership, special casino offers, promotions, amenities and more.

         These segments should range between one and five minutes each and can feature interviews with the personalities that make up Customer's staff. Familiarizing guests with members of the staff will allow them to further connect with the property, while tempting them to experience the fun and excitement of the resort. Customer can apply the Customized Video Production towards any of the Designated Locations in any order or quantity it deserves.

                      CUSTOMIZED CONTENT PRODUCTION DETAILS
                      -------------------------------------

         PRE-PRODUCTION
         --------------
                  Includes:
                    |X|    The assignment of a creative writer/producer team
                    |X|    Pre-production creative meetings with marketing staff
                    |X|    Writing scripts and story concepts
                    |X|    Complete production breakdown and scheduling
                    |X|    Casting talent

PRODUCTION THROUGH POST PRODUCTION
----------------------------------

                  Includes all Equipment:
                    |X|    One betacam camera
                    |X|    Audio, Grip, Lighting
                    |X|    Video tape and expendable supplies

                  Above the Line Crew:
                    |X|    Producer / Director
                    |X|    Director of Photography

                  Below the Line Crew:
                    |X|    Production Coordinator
                    |X|    Audio technicians
                    |X|    Gaffer / Grip
                    |X|    One Production Assistant

                  Post-production:
                    |X|    Off line editing with editor
                    |X|    On line editing with editor
                    |X|    Music, effects and graphics

                                    EXHIBIT C

                                  Fee Schedule
                                  ------------

A.       MONTHLY PROGRAMMING PACKAGE FEES (BY DESIGNATED LOCATION)

----------------------------------------- --------------------------------------
Palace Station                                            *****
----------------------------------------- --------------------------------------
Sunset Station                                            *****
----------------------------------------- --------------------------------------
Boulder Station                                           *****
----------------------------------------- --------------------------------------
Texas Station                                             *****
----------------------------------------- --------------------------------------
Fiesta                                                    *****
----------------------------------------- --------------------------------------
Santa Fe                                                  *****
----------------------------------------- --------------------------------------
The Reserve                                               *****
----------------------------------------- --------------------------------------
Green Valley Ranch                                        *****
----------------------------------------- --------------------------------------
Wild, Wild West                                           *****
----------------------------------------- --------------------------------------
TOTAL MONTHLY PROGRAMMING PACKAGE FEES
(WHEN ALL HOTELS INSTALLED)                               *****
----------------------------------------- --------------------------------------


B.       ADDITIONAL PRODUCTION FEES

PRODUCTION
----------

TALENT
------

Named Talent                                  Quoted per job

Extras                                        ***** per day

Voiceover                                     ***** per VO script

CREATIVE SERVICES
-----------------

Producing Fees                                *****  of total budget for the job

Writing                                       ***** per hour


PRODUCTION
----------

2-Man Crew                                    ***** per hour / 4-hour minimum
w/ camera & equipment, lights, audio

Additional Crew                               ***** per hour or ***** per
                                              10-hour day (whichever is less)

CAMERA SUPPORT EQUIPMENT
------------------------

Steadicam w/ operator                         ***** per day

Boom w/operator & assistant                   ***** per day


POST-PRODUCTION
---------------

Online editing w/ editor                      ***** per hour

Offline editing w/ editor                     ***** per hour

Computer animated logos,                      Quoted per job
special effects & graphic


MUSIC
-----

Needle-drop music                             ***** per segment

Original music score                          Quoted per job


MARKETING MATERIALS
-------------------

Restocking of our customized promotional      *****
Materials

ADDITIONAL LEASED CHANNELS
--------------------------

Set Up/ Programming/Equipment Upgrades        *****

DUPLICATION
-----------

Beta to Digital or other mastering formats    ***** per hour, plus tape stock

Beta to VHS viewing copies                    ***** per hour, plus tape stock

NOTE:  IN THIS EXHIBIT C, A "DAY" SHALL MEAN 10 HOURS.

                                    EXHIBIT D

                   Designated Locations And Roll-Out Schedule
                   ------------------------------------------


------------------------- ------------------------ -----------------------------
DESIGNATED LOCATION       ADDRESS                  ROLL-OUT DATE*
------------------------- ------------------------ -----------------------------
Sunset Station                                     Already rolled-out
------------------------- ------------------------ -----------------------------
Palace Station                                     5/1/2001
------------------------- ------------------------ -----------------------------
Boulder Station                                    Already rolled-out
------------------------- ------------------------ -----------------------------
The Reserve                                        5/1/2001
------------------------- ------------------------ -----------------------------
Texas Station                                      5/7/2001
------------------------- ------------------------ -----------------------------
Fiesta                                             5/7/2001
------------------------- ------------------------ -----------------------------
Santa Fe                                           6/15/2001
------------------------- ------------------------ -----------------------------
Wild, Wild West                                    6/15/2001
------------------------- ------------------------ -----------------------------
Green Valley Ranch                                 When opens (approx. 12/2001)
------------------------- ------------------------ -----------------------------

*Network needs continuous access to Customer's premises for purposes of installing and testing necessary equipment and infrastructure for at least 2 days prior to the scheduled Roll-out Date.

                                    EXHIBIT E

           Internet and Broadband Distribution and Marketing Services
           ----------------------------------------------------------


VALUE ADDED MARKETING
---------------------

Network will provide exposure for Customer on PlayersNetwork.com for *****. This will include streaming Customized Video Segments on Network's existing domestic international co-branded cable, DSL and wireless networks in up to 10,000,000 subscriber homes in accordance with the terms and conditions of its broadband agreements. Over 10,000,000 homes will be subject to payment of fees mutually agreed by the parties. The cross-promotion services will be streaming videos, advertising and gaming events integrated into the look and feel of Network's Website. Network-Customer Links provided will be text links (and not banner links).

Network will provide links on its website to advertise Customer's land-based casinos, but not to Internet sites which offer online gambling. Network will make special advertising rates available if Customer wishes to place ads on any of its co-branded sites.

VIDEO STREAMING, HOSTING AND INTERNET CONTENT LICENSE
-----------------------------------------------------

These services include the online licensing of Network's video library (except for videos or other programming developed by Network for its other customers), hosting streaming media, storage, transmission of content and monthly viewership reports.

Full motion video and resort information on Network's WEB page
--www.PlayersNetwork.com.

Customer shall pay Network ***** per megabyte of streaming media hosted and transferred to Customer's Websites, which shall be paid monthly. Customer's bandwidth will vary depending on each individual user's modem speed.

Customer agrees to pay Network for storage of content above 1GB in the amount of ***** per GB per month (or fraction thereof).